EXHIBIT (h)(v)


                             HENDERSON GLOBAL FUNDS
                      737 NORTH MICHIGAN AVENUE, SUITE 1950
                             CHICAGO, ILLINOIS 60611

September 30, 2003

State Street Bank and Trust Company
c/o Boston Financial Data Services, Inc.
1250 Hancock Street, Suite 300N
Quincy, Massachusetts 02169
Attention:  Legal Department

Ladies and Gentlemen:

         Reference is made to the Transfer Agency and Service Agreement between us dated September 1, 2001 (the "Agreement").

         Pursuant to Section 16 of the Agreement, this letter is to provide notice of the creation of one additional portfolio of Henderson Global Funds (the "Trust"), namely the Henderson Income Advantage Fund (the "New Fund").

         We request that you act as Transfer Agent under the Agreement with respect to the New Fund.

         Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one to the Trust and retaining one copy for your records.

Very truly yours,

Henderson Global Funds

By:    /s/ Brian C. Booker
       Name:  Brian C. Booker
       Title: Secretary

Accepted:

State Street Bank and Trust Company

By:    /s/ Joseph L. Hooley
       Name:  Joseph L. Hooley
       Title: Executive Vice President